EXHIBIT 23.1

                         Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Hub Group, Inc. 2002 Long-Term Incentive Plan (As Amended and Restated Effective as of December 3, 2003), of our report dated February 16, 2004 with respect to the consolidated financial statements of Hub Group, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2003 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP



     Chicago, Illinois

     May 13, 2004